UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2003

FOAMEX INTERNATIONAL INC.
FOAMEX L.P.
   FOAMEX CAPITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	0-22624 1-11432 1-11436 (Commission File Number)	05-0473908 05-0475617 22-3182164 (IRS Employer Identification No.)
1000 Columbia Avenue Linwood, Pennsylvania (Address of principal executive offices)		19061 (Zip Code)

Registrant's telephone number, including area code:  (610)  859-3000

                                         Not applicable
(Former name or former address if changed since last report)

Item 12.  Results of Operations and Financial Condition

        The following information is furnished under Item 12, “Results of Operations and Financial Condition”. This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. On May 13, 2003, a news release was issued on the subject of 2003 first quarter consolidated earnings for Foamex International Inc. (the “Company”). The news release did not include certain financial statements, related footnotes and certain other financial information that has been filed with the Securities and Exchange Commission as part of the Company’s Quarterly Report on Form 10-Q. The Press Release is attached to this report as Exhibit 99.1.

DISCLOSURE OF NON-GAAP FINANCIAL MEASURE

        The Company held a conference call for investors and analysts shortly after publication of its earnings news release on May 13, 2003. During the conference call, in response to a direct question, the Company disclosed the amount of EBDAIT, a non-GAAP financial measure, for the quarters ended March 30, 2003 and March 31, 2002 for Foamex L.P., the Company’s main subsidiary. EBDAIT, as defined in Foamex L.P.‘s credit agreement, is used by Foamex L.P.‘s lenders as a measure of its operating performance. Foamex L.P. is required to achieve predetermined levels of EBDAIT to be in compliance with covenants under its credit agreement. The following table reconciles the amounts of EBDAIT disclosed to the applicable GAAP financial measure as required by Regulation G.

Quarters Ended
March 30, 2003	March 31, 2002
	(thousands of dollars)

EBDAIT	$ 16,457	$ 30,061
Adjustments:
Depreciation and amortization	(6,144)	(8,280)
Interest and debt issuance expense	(19,111)	(18,629)
Restructuring, impairment and other credits	--	1,538
Other	(99)	(178)
Income (loss) before provision for income taxes
and cumulative effect of an accounting change	$(8,897)	$ 4,512

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2003	FOAMEX INTERNATIONAL INC.

By:       /s/ K. Douglas Ralph
Name:  K. Douglas Ralph
Title:    Executive Vice President and
             Chief Financial Officer

FOAMEX L.P.

BY  FMXI, INC.
    its Managing General Partner

By:       /s/ K. Douglas Ralph
Name:  K. Douglas Ralph
Title:    Executive Vice President and
             Chief Financial Officer

FOAMEX CAPITAL CORPORATION

By:       /s/ K. Douglas Ralph
Name:  K. Douglas Ralph
Title:    Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

        Exhibit
        Number              Description
        99.1                     Press Release, dated May 13, 2003 issued by Foamex International Inc.
                                    announcing first quarter 2003 results.